Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Federal Realty Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares of beneficial interest, par value $.01 per share	457(o)	—	—	$500,000,000	$0.00014760	$73,800

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$500,000,000		$73,800

	Total Fees Previously Paid							—

	Total Fee Offsets							$28,933

	Net Fee Due							$44,867

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Federal Realty Investment Trust	424(b)(5)	333-262016	February 15, 2022		$28,933(2)	Equity	Common shares of beneficial interest, par value $.01 per share	—	$312,120,172

Fee Offset Sources	Federal Realty Investment Trust	424(b)(5)	333-262016		February 15, 2022						$46,350

(1)

Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.

(2)

$500,000,000 in aggregate offering amount of the Registrant’s common shares of beneficial interest, par value $.01 per share (“Common Shares”), was previously registered under the prospectus supplement filed by the Registrant on February 15, 2022 and the registration statement on Form S-3ASR (File Nos. 333-262016 and 333-262016-01) filed by the Registrant and Federal Realty OP LP on January 5, 2022, of which $312,120,172 in aggregate offering amount has not been sold. Pursuant to Rule 457(p) under the Securities Act, the registration fee due hereunder is offset by the amount of filing fees of $28,933 attributable to such unsold shares. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.